Exhibit 99.1

Tri-S Security Corporation Appoints New Chief Financial Officer

ATLANTA - Wednesday, November 21, 2007 - Tri-S Security Corp. (NASDAQ: TRIS), a provider of security services and equipment for government and private entities, today announced that the company has appointed Nicolas V. Chater to serve as its Chief Financial Officer effective November 19, 2007. Nicolas Chater replaces John R. Oliver, the Company’s former Chief Financial Officer.

Nicolas Chater is an experienced financial executive, most recently having served as Executive Vice President and Chief Financial Officer of Homebanc Mortgage Corporation. Prior to joining HomeBanc Mortgage, he served in chief financial officer roles for eight years with several business units of Cap Gemini Ernst & Young, a worldwide management and information technology consultancy.

A native of the United Kingdom, Nicolas Chater graduated from Oxford University, gaining the majority of his public accounting experience with Ernst & Young. Fluent in English, French and German, he has had numerous international assignments during his career. He has lived in Atlanta since 2001.

“Nicolas is a sophisticated financial executive with a broad experience range, and we are very fortunate to have him on board,” said Ronald Farrell, Chairman and Chief Executive Officer of Tri-S Security. “I believe Nicolas will be instrumental in helping us achieve the goals we have set for achieving further growth and returns for our shareholders.”

“The opportunity for Tri-S Security is an exciting one, and I look forward to working with its management, employees, Board and investors,” said Nicolas Chater, Chief Financial Officer of Tri-S Security. “The security services industry is a very high-growth industry, and I believe Tri-S Security is well positioned to capitalize on that growth.”

About Tri-S Security Corp.

Based in Atlanta, GA, Tri-S Security Corp. (NASDAQ: TRIS) is a provider of security services and equipment for government and private entities spanning a wide range of industries. Security services include uniformed guards, electronic monitoring systems, personnel protection, access control, crowd control and the prevention of sabotage, terrorist and criminal activities. As a leading aggregator of elite security companies, Tri-S Security is designed to build a strong enterprise in which to service a unique customer base that ensures America’s safety at home and work. Tri-S Security assumes responsibility for the marketing, infrastructure and overall operational performance for its subsidiaries. Tri-S Security’s management leverages highly trained government officers, experienced industry leaders, proven financial executives and infrastructure experts to consolidate the fragmented security industry into one efficient and effective security force.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”,

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Tri-S Security Corporation Appoints New Chief Financial Officer

November 21, 2007

“estimates”, “projects” and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward-looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q filed subsequent thereto. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commissions by visiting http://www.sec.gov.

Investors:

Corporate Communications

Kevin Inda

407-566-1180

kevin.inda@cci-ir.com

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